- 8 -

        Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

                                       for

                              Pilgrim Mutual Funds

      WHEREAS, Pilgrim Mutual Funds (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, shares of beneficial interest of the Trust are currently divided into the series listed on Schedule A hereto (the "Funds"), which Schedule can be amended to add or remove series by an amended schedule signed on behalf of the Trust and the Distributor; and

      WHEREAS, the Trust has adopted, on behalf of each of the Funds, a Multiple Class Plan pursuant to Rule 18f-3 under the Act (the "Plan") with respect to each of the Funds; and

      WHEREAS, pursuant to a Underwriting Agreement dated __________, 1999, the Trust on behalf of each Fund employs Pilgrim Securities, Inc. ("PSI") as distributor of the securities of which it is the issuer; and

      WHEREAS, the Trust desires to amend the Plan to include a new class, Class T, of Pilgrim Balanced Fund and Pilgrim High Yield Fund II.

      NOW, THEREFORE, the Trust hereby adopts, on behalf of the Funds, the Plan, in accordance with Rule 18f-3 under the Act on the following terms and conditions:


      1. Features of the Classes. Each of the Funds, other than the Pilgrim Money Market Fund, Pilgrim Balanced Fund, and Pilgrim High Yield Fund II, issues its shares of beneficial interest in four classes: "Class A Shares," "Class B Shares," "Class C Shares" and "Class Q Shares." Pilgrim Balanced Fund and Pilgrim High Yield Fund II issue shares of beneficial interest in five classes:
"Class A Shares," "Class B Shares," "Class C Shares," "Class Q Shares" and "Class T Shares." Pilgrim Money Market Fund offers Class A, Class B and Class C Shares only. Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 5 below; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to it or its distribution arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A, Class B, Class C, Class Q and Class T shares shall have the features described in Sections 2, 5 and 6 below.

      2.    Sales Charge Structure.

            (a) Class A Shares. Class A shares of a Fund (other than Pilgrim
                --------------
Money Market Fund) shall be offered at the then-current net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in a Fund's current prospectus or prospectus supplement and shall be subject to reductions for larger purchases and such waivers or reductions as are determined or approved by the Board of Trustees. There is no initial front-end sales charge on purchases of an amount as disclosed in the prospectus. Class A shares generally shall not be subject to a contingent deferred sales charge provided, however, that such a charge may be imposed when shares are redeemed within one or two years of purchase and/or in such other cases as is disclosed in the Fund's current prospectus or supplement thereto subject to the supervision of the Board of Trustees. With respect to Pilgrim Money Market Fund, Class A shares will be offered at current net asset value, without a front-end sales charge or contingent deferred sales charge.

            (b) Class B Shares. Class B shares of a Fund shall be offered at the
                --------------
then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in a Fund's current prospectus or prospectus supplement shall be imposed on Class B shares, subject to such waivers or reductions as are described in the Fund's prospectus or supplement thereto, subject to the supervision of the Fund's Board of Trustees.

            (c) Class C Shares. Class C shares of a Fund shall be offered at the
                --------------
then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in a Fund's current prospectus or prospectus supplement shall be imposed on Class C shares, subject to such waivers or reductions as are described in the Fund's prospectus or supplement thereto, subject to the supervision of the Fund's Board of Trustees.

            (d) Class Q Shares. Class Q shares of a Fund shall be offered at the
                --------------
then-current net asset value without the imposition of a front-end sales charge. Class Q shares shall not be subject to a contingent deferred sales charge

            (e) Class T Shares. Class T shares are no longer offered for sale by
                --------------
any Fund, except in connection with reinvestment of dividends and other distributions, upon exchanges of Class T shares of another Fund, or upon exchanges of Class B shares of Pilgrim Money Market Fund (if such shares originally were exchanged from Class T shares of a Fund into Class B shares of Pilgrim Money Market Fund). A contingent deferred sales charge in such amount as is described in a Fund's prospectus or supplements thereto shall be imposed on redemptions of Class T shares made within four years after their purchase, subject to waivers or reductions as are disclosed in the Fund's prospectus or supplements thereto, subject to the supervision of the Fund's Board of Trustees.

      3. Service and Distribution Plans. Each class of shares of each Fund has adopted a Rule 12b-1 plan each with the following terms:

            (a) Class A Shares. Class A shares of each Fund (other than Pilgrim
                --------------
Money Market Fund) may pay PSI monthly a fee at an annual rate of 0.35% of the average daily net assets of the Fund's Class A shares for distribution or service activities (each as defined in paragraph (f), below), as designated by PSI. Class A shares of Pilgrim Money Market Fund may pay PSI monthly a fee at an annual rate of 0.25% of the average daily net assets of the Fund's Class A shares for distribution or service activities (each as defined in paragraph (f), below), as designated by PSI. PSI, on behalf of Class A shares of each Fund, may pay Authorized Dealers quarterly a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Class A shares for distribution and service activities (as defined in paragraph (f), below) rendered to Class A Shareholders provided, however, with respect to Pilgrim Money Market Fund, that to the extent Pilgrim Money Market Fund invests substantially all of its assets in another investment company and PSI or any affiliate thereof receives compensation from the investment adviser and/or distributor of such investment company, the 0.25% will be reduced by the amount received.

            (b) Class B Shares. Class B shares of each Fund (other than the
                --------------
Pilgrim Money Market Fund and the Pilgrim Strategic Income Fund) may pay PSI monthly a fee at the annual rate of 1.00% of the average daily net assets of the Fund's Class B shares for distribution or service activities (as defined in paragraph (f), below), as designated by PSI. PSI, on behalf of Class B shares of each Fund, may pay Authorized Dealers quarterly a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Class B shares for distribution and service activities (as defined in paragraph (f), below) rendered to Class B shareholders. Class B shares of the Pilgrim Strategic Income Fund may pay PSI monthly a fee at the annual rate of 0.50% of the average daily net assets of the Fund's Class B shares for distribution or service activities (as defined in paragraph (f) below), as designated by PSI. Class B shares of the Pilgrim Money Market Fund may pay PSI monthly a fee at the annual rate of 1.00% of the average daily net assets of the Fund's Class B shares for distribution or service activities (as defined in paragraph (f), below), as designated by PSI; provided, however, that to the extent the Pilgrim Money Market Fund invests substantially all of its assets in another investment company and PSI or any affiliate thereof receives compensation from the investment adviser and/or distributor of such investment company, the 1.00% will be reduced by the amount received.

            (c) Class C Shares. Class C shares of each Fund (other than the
                --------------
Pilgrim Money Market Fund and the Pilgrim Strategic Income Fund) may pay PSI monthly a fee at the annual rate of 1.00% of the average daily net assets of the Fund's Class C shares for distribution or service activities (as defined in paragraph (f), below), as designated by PSI. PSI, on behalf of Class C shares of each Fund, may pay Authorized Dealers quarterly a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Class C shares for distribution and service activities (as defined in paragraph (f), below) rendered to Class C shareholders. Class C shares of the Pilgrim Strategic Income Fund may pay PSI monthly a fee at the annual rate of 0.50% of the average daily net assets of the Fund's Class C shares for distribution or service activities (as defined in paragraph (f), below), as designated by PSI. Class C shares of the Pilgrim Money

Market Fund may pay PSI monthly a fee at the annual rate of 1.00% of the average daily net assets of the Fund's Class C shares for distribution or service activities (as defined in paragraph (f), below), as designated by PSI; provided, however, that to the extent the Pilgrim Money Market Fund invests substantially all of its assets in another investment company and PSI or any affiliate thereof receives compensation from the investment adviser and/or distributor of such investment company, the 1.00% will be reduced by the amount received.

            (d) Class Q Shares. Class Q shares of each Fund may pay PSI monthly
                --------------
a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Class Q shares for service activities (as defined in paragraph (f), below) as designated by PSI. PSI, on behalf of Class Q shares, may pay Authorized Dealers quarterly a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Class Q shares for service activities (as defined in paragraph (f), below) rendered to Class Q shareholders.

            (e) Class T Shares. Class T shares of Pilgrim Balanced Fund may pay
                --------------
PSI a monthly fee at an annual rate of 0.75% of the average daily net assets of the Fund's Class T shares for distribution or service activities (as defined in paragraph (f) below), as designated by PSI. Class T shares of Pilgrim High Yield Fund II shall pay 0.95% of the average daily net assets of the Fund's Class T shares for distribution or service activities (as defined in paragraph (f) below), as designated by PSI. PSI, on behalf of Class T shares of each Fund, may pay Authorized Dealers quarterly a fee at an annual rate of 0.25% of the average daily net assets of the Fund's Class T shares for distribution and service activities (as defined in paragraph (f) below) rendered to Class T shareholders.

            (f)   Distribution and Service Activities.
                  -----------------------------------

            (i) As used herein, the term "distribution services" shall include services rendered by PSI as distributor of the shares of a Fund in connection with any activities or expenses primarily intended to result in the sale of shares of a Fund, including, but not limited to, compensation to registered representatives or other employees of PSI to other broker-dealers that have entered into an Authorized Dealer Agreement with PSI, compensation to and expenses of employees of PSI who engage in or support distribution of the Funds' shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and profit and overhead on the foregoing.

            (ii) As used herein, the term "service activities" shall mean activities in connection with the provision of personal, continuing services to investors in each Fund, excluding transfer agent and subtransfer agent services for beneficial owners of shares of a Fund, aggregating and processing purchase and redemption orders, providing beneficial owners with account statements, processing dividend payments, providing subaccounting services for Fund shares held beneficially, forwarding shareholder communications to beneficial owners and receiving, tabulating and transmitting proxies executed by beneficial owners; provided, however, that if the National Association of Securities Dealers Inc. ("NASD") adopts a definition of "service fee" for purposes of
Section 26(d) of the Rules of Fair Practice of the NASD that differs from the definition of "service activities" hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service activities" in this Paragraph shall be automatically amended, without further action of the Board of Trustees, to conform to such NASD definition. Overhead and other expenses of PSI related to its "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

      4. Compliance Standards. The Trust desires that investors in the Funds select the Fund that best suits his or her investment objective, and also the sales financing method that best suits his or her particular financial situation. In this connection, PSI has established standards which govern sales of shares of the Funds in order to assist investors in making investment decisions and to help ensure proper supervision of purchase recommendations. PSI is requested to share these standards with authorized dealers wherever possible and practicable.

      5. Allocation of Income and Expenses. (a) The gross income of each Fund shall, generally, be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of the Fund. These expenses include:

            (1) Expenses incurred by the Trust (for example, fees of Trustees, auditors and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund ("Trust Level Expenses"); and

            (2) Expenses incurred by a Fund not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

      (b) Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to a 12b-1 plan; (ii) transfer agent fees attributable to a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) Blue Sky registration fees incurred by a class; (v) SEC registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) Trustees' fees incurred as a result of issues relating to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (ii)-(viii) above may be allocated to a class but only if the President and Chief Financial Officer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended.

      Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Trust Level Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by the Board of Trustees. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees of the Trust in light of the requirements of the Act and the Internal Revenue Code of 1986, as amended.

      6. Exchange Privileges. Shares of one class of a Fund that have been held for a minimum of 30 days may be exchanged for shares of that same class of any other Pilgrim Group mutual fund which offers the same class of shares, at NAV without payment of any additional sales charge. However, a sales charge, equal to the excess, if any, of the sales charge rate applicable to the shares being acquired over the sales charge rate previously paid (if any), may be assessed on exchanges from Pilgrim Government Securities Income Fund, Pilgrim High Yield Fund, Pilgrim High Yield Fund II, Pilgrim Strategic Income Fund and Pilgrim Money Market Fund. If a shareholder exchanges and subsequently redeems his or her shares, any applicable Contingent Deferred Sales Charge fee will be based on the full period of the share ownership.

      7. Conversion Features. A shareholder's Class B and Class T shares will automatically convert to Class A shares in the Fund on the first business day of the month in which the eighth anniversary of the issuance of the Class B or Class T shares occurs, together with a pro rata portion of all Class B or Class T shares representing dividends and other distributions paid in additional Class B or Class T shares, except that all Class B shares of the Funds issued prior to May 24, 1999 will automatically convert to Class A shares in the Fund on the first business day of the month in which the seventh anniversary of the issuance of the Class B shares occurs, together with a pro rata portion of all Class B shares representing dividends and other distributions paid in additional Class B shares. The conversion of Class B and Class T shares into Class A shares is subject to the continuing application of an Internal Revenue Service ruling to the effect that (1) such conversion will not constitute taxable events for federal tax purposes; and (2) the payment of different dividends on Class A and Class B or Class T shares, respectively, does not result in the Fund's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986. The Class B and Class T shares so converted will no longer be subject to the higher expenses borne by Class B and Class T shares. The conversion will be effected at the relative net asset values per share of the two Classes.

      8. Quarterly and Annual Reports. The Trustees shall receive quarterly and annual statements concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the statements, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Trustees to justify any fee attributable to that class. The statements, including the allocations upon which they are based, shall be subject to the review and approval of the independent Trustees in the exercise of their fiduciary duties.

      9. Accounting Methodology. (a) The following procedures shall be implemented in order to meet the objective of properly allocating income and expenses among the Funds:

            (1) On a daily basis, a fund accountant shall calculate the Plan Fee to be charged to each 12b-1 class of shares by calculating the average daily net asset value of such shares outstanding and applying the applicable fee rate of the respective class to the result of that calculation.

            (2) The fund accountant will allocate designated Class Expenses, if any, to the respective classes.

            (3) The fund accountant shall allocate income and Trust Level and Fund Expenses among the respective classes of shares based on the net asset value of each class in relation to the net asset value of the Fund for Fund Expenses, and in relation to the net asset value of the Trust for Trust Level Expenses. These calculations shall be based on net asset values at the beginning of the day.

            (4) The fund accountant shall then complete a worksheet, developed for purposes of complying with this Section of this Plan, using the allocated income and expense calculations from Paragraph (3) above, and the additional fees calculated from Paragraphs (1) and (2) above.

            (5) The fund accountant shall develop and use appropriate internal control procedures to assure the accuracy of its calculations and appropriate allocation of income and expenses in accordance with this Plan.

      10. Waiver or Reimbursement of Expenses. Expenses may be waived or reimbursed by any adviser to the Trust, by the Trust's underwriter or any other provider of services to the Trust without the prior approval of the Trust's Board of Trustees.

      11. Effectiveness of Plan. This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and
(b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.

      12. Material Modifications. This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in paragraph 10 hereof.

      13. Limitation of Liability. The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or any Fund under this Plan, and PSI or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Trust or such Funds in settlement of such right or claim, and not to such Trustees or shareholders.

Last revised: November 16, 1999

                                   SCHEDULE A

Pilgrim Money Market Fund
Pilgrim International Core Growth Fund
Pilgrim Worldwide Growth Fund
Pilgrim International SmallCap Growth Fund
Pilgrim Emerging Countries Fund
Pilgrim LargeCap Growth Fund
Pilgrim MidCap Growth Fund
Pilgrim SmallCap Growth Fund
Pilgrim Convertible Fund
Pilgrim Balanced Fund
Pilgrim Strategic Income Fund
Pilgrim High Yield Fund II

114282